CORPORATE PRESENTATION February 6, 2018 NASDAQ: GALT www.galectintherapeutics.com Exhibit 99.1

This presentation contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as “may,” “estimate,” “could,” “expect” and others. They are based on our current expectations and are subject to factors and uncertainties which could cause actual results to differ materially from those described in the statements. These statements include those regarding potential therapeutic benefits of our drugs, expectations, plans and timelines related to our clinical trials, potential partnering opportunities and estimated spending for 2018 and beyond. Factors that could cause our actual performance to differ materially from those discussed in the forward-looking statements include, among others, our trials may not lead to positive outcomes or regulatory approval. We may experience delays in our trials, which could include enrollment delays. Future phases or future clinical studies may not begin or produce positive results in a timely fashion, if at all, and could prove time consuming and costly. Plans regarding development, approval and marketing of any of our drugs are subject to change at any time based on the changing needs of our company as determined by management and regulatory agencies. Strategies and spending projections may change. We may be unsuccessful in developing partnerships with other companies or obtaining capital that would allow us to complete our clinical trials or further develop and/or fund any future studies or trials. To date, we have incurred operating losses since our inception, and our future success may be impacted by our ability to manage costs and finance our continuing operations. For a discussion of additional factors impacting our business, see our Annual Report on Form 10-K for the year ended December 31, 2016, and our subsequent filings with the SEC. You should not place undue reliance on forward-looking statements. Although subsequent events may cause our views to change, we disclaim any obligation to update forward-looking statements. Forward-Looking Statements

Galectin is a Development Stage Biotech Company with an Experienced Team



Peter G. Traber, M.D., President, CEO, CMO
- Recognized leader in gastroenterology and hepatology
- University of Pennsylvania Chief of Gastroenterology; Chairman of Internal Medicine; CEO of Health System, Dean of Medicine
- Baylor College of Medicine, President and CEO
- GlaxoSmithKline, Senior Vice President and Chief Medical Officer



Harold H. Shlevin, Ph.D., COO & Corporate Secretary
- Over 34 years of relevant experience
- Solvay Pharmaceuticals, CEO
- CIBA Vision Ophthalmics (n/k/a Novartis Vision), SVP & co-founder
- Tikvah Therapeutics, Founder and CEO
- CIBA-Geigy Pharmaceuticals



Jack W. Callicut, CFO
- Over 27 years of relevant experience
- Reach Health, CFO,
- Vystar Corporation, CFO,
- Corautus Genetics, Deloitte



Eli Zomer, PhD, Pharm Development
- Over 34 years of relevant experience: Koor Biotechnologies, Charm Sciences, Glycogenesis, HU Medical School (Jerusalem), and Harvard University



Adam Allgood, Pharm D., Clinical Development
- Over 28 years experience in regulatory affairs, clinical development and medical affairs
- UCB Inc., Abbott Laboratories, Solvay Pharmaceuticals



Rex Horton, Regulatory
- Over 26 years of experience; Director Regulatory Affairs at Solvay Pharmaceuticals and Chelsea Therapeutics; Georgia Institute of Technology

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© 2018 Galectin Therapeutics | NASDAQ: GALT

For more information, see galectintherapeutics.com

Addressing Important Unmet Medical Needs 4 Advanced Fatty Liver Disease (NASH Cirrhosis) NASH global annual market could be $35-40 Billion by 2025 Competitively well positioned as one of the few companies focused on the most advanced form of NASH Our target indication of NASH cirrhosis may have 2.5M patients in US First and only positive phase 2 clinical data in target indication to date Combination Cancer Immunotherapy Large opportunity to improve results of immunotherapy of cancer Encouraging early clinical data with our drug in combination with KEYTRUDA with 5 of 8 objective responses (2 complete responses and 3 partial responses) in advanced melanoma

Primary Program is in NASH Cirrhosis Positive efficacy in compensated NASH cirrhosis without varices Combination Cancer Immunotherapy Encouraging early clinical data in combination with KEYTRUDA with 5 of 8 objective responses (2 complete responses (CR) and 3 partial responses (PR)) in advanced melanoma Psoriasis and Atopic Dermatitis Clinically significant effect in small open label studies Developing Treatments Where Galectin-3 Protein is Implicated in Disease Clinical Phase Studies with Galectin-3 Inhibitor GR-MD-02 5

80 - 100M 24 - 30M 1.5-2.5M 1.5-2.5M Estimated US Prevalence There is no Treatment for NASH Cirrhosis Fatty Liver NASH: Cell Death Inflammation Fibrosis 6 Many companies with clinical development programs Few companies with clinical development programs 1 Garcia-Tsao, G., Friedman, S., Iredale, J., Prinzani, M. Hepatology. 2010;51:14451449 Compensated Cirrhosis Decompensated Cirrhosis Stage 1 Stage 2 Stage 3 and 4 No Varices Varices Develop Bleeding, Ascites, Encephalopathy Low one year mortality (1-3%) ~50% one year mortality ≥6 >10 >12 Portal Pressure (mmHg)

Critical Importance of Esophageal Varices in NASH Cirrhosis Esophagus: No Varices Esophageal Varices Bleeding Esophageal Varices An important goal of treatment of patients with Stage 1, compensated cirrhosis without esophageal varices is to prevent progression to varices and complications 7

NASH-CX Clinical Trial Design [1]

Major Inclusion Criteria

- NASH cirrhosis (biopsy)
- No cirrhosis complications
- HVPG[2] ≥ 6 mmHg
- No or small varices (50:50)

Every other week infusion x 26

Treatment	#Patients
Placebo	54
GR-MD-02 2 mg/kg	54
GR-MD-02 8 mg/kg	54

		Baseline	Week 54
Primary Endpoint	Portal Pressure: HVPG[2]	X	X
Secondary Endpoints	Liver Biopsy[3]	X	X
	Endoscopy (varices)	X	X
	Complications[4]	X	X

Additional trial data on website

[1] All subjects were enrolled across 36 sites in the US
[2] HVPG = Hepatic Venous Pressure Gradient
[3] Histologic staging & quantitative morphometry for collagen
[4] Liver-related complications (varices/bleeding, ascites, hepatic encephalopathy, liver-related death, or transplant)

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© 2018 Galectin Therapeutics | NASDAQ: GALT

For more information, see galectintherapeutics.com

NASH Cirrhosis Without Esophageal Varices at Baseline Placebo GR-MD-02 2 mg/kg GR-MD-02 8 mg/kg 13 9 8 10 11 12 n=33 Baseline Week 54 n=31 Baseline n=25 Week 54 n=23 n=23 Baseline n=22 Week 54 HVPG (mmHg) Statistically significant effect of 2 mg/kg dose on change in HVPG at baseline Mean Change from Baseline to Week 541 0.8 -1.08 p <0.01 0.15 ns 1 ITT with LOCF, ANCOVA with LSD Mean ± SEM 9

Responder Analysis in Patients Without Varices at Baseline p = 0.011 Placebo GR-MD-02 2 mg/kg 50% 10% 0% 4/31 20% 30% 40% 10/23 13% 43% 1 Chi Square Rigorous definition of efficacy because it requires a clinically important reduction in HVPG from baseline Percentage of Patients Who Had a Clinically Relevant Reduction in HVPG With: ≥ 2 mmHg Decrease From Baseline AND ≥ 20% Decrease From Baseline

Statistically Significant Improvement of Liver Cell Death on Liver Biopsy 1 ITT population Ordinal Logistic Regression Analysis Placebo GR-MD-02 2 mg/kg GR-MD-02 8 mg/kg p = 0.03 p = 0.09 0.4 0.2 0.0 -0.2 n=54 n=54 Mean ± SEM n=53 Change in Hepatocyte Ballooning Score at Week 54 1 11 In the total population there was improvement in cell death, a critical feature of NASH

Significantly Fewer New Varices Developed in Treatment Groups Versus Placebo Percent New Varices Formation Placebo GR-MD-02 2 mg/kg 6/33 0/25 p = 0.02 20 15 10 5 0 Trial hit a clinically relevant endpoint related to patient outcomes 1 Chi Square

GR-MD-02 Was Safe and Well Tolerated No differences between treatment groups in the number of patients with treatment emergent adverse events (AEs), grade 3/4 AEs, serious adverse events (SAE), or grade 3/4 laboratory abnormalities All but 2 SAEs were unrelated to study drug; 2 patients in 8 mg/kg group had SAEs that were possibly related to study drug There was one death due to complications of a surgical procedure that was unrelated to study drug There was a low patient dropout rate of 6% which suggests the drug was well tolerated. Only one patient was removed from study for an AE possibly related to study drug 13

Summary of GR-MD-02 in NASH Cirrhosis NASH-CX is the first clinical trial to show positive results in compensated NASH cirrhosis without esophageal varices Clinically meaningful effect in reducing portal pressure Improvement in liver cell death, a key component of NASH Reduction in the development of new esophageal varices Drug was safe and well-tolerated 14 These results will propel development program to next stage Ongoing data analysis (pharmacokinetics of drug levels, serum biomarkers) and preparation of clinical study report Phase 3 clinical trial being designed to seek approval from FDA We believe program will be eligible for FDA “Breakthrough” designation; will be submitted when clinical study report completed Ongoing discussions with Pharma for potential partnerships

Primary Program is in NASH Cirrhosis Combination Cancer Immunotherapy Encouraging early clinical data in combination with KEYTRUDA with 5 of 8 objective responses (2 complete responses and 3 partial responses) in advanced melanoma Psoriasis and Atopic Dermatitis Small open label studies show clinically significant effect, demonstrating activity of drug in human disease Developing Treatments Where Galectin-3 Protein is Implicated in Disease Clinical Phase Studies with Galectin-3 Inhibitor GR-MD-02 15

Galectin-3 secreted by cancer cells into the tumor microenvironment reduces the ability of immune system to fight cancer Even with newly approved drugs, a substantial unmet medical need remains in melanoma and multiple other cancers Cancer Immunotherapy 16 - Providence Cancer Center in Portland, Oregon - Performed preclinical studies showing efficacy of GR-MD-02 with checkpoint inhibitors - Conducting and funding P1b clinical trial Additional information on website

Phase 1B Trial of GR-MD-02 Plus Pembrolizumab (KEYTRUDA) in Patients with Metastatic Melanoma and Other Cancers 17 GR-MD-02 used in combination with a flat dose (200 mg) of pembrolizumab in the following patients: Metastatic melanoma with progression after other treatment including pembrolizumab alone Recurrent or metastatic HNSCC with progression after other treatment d1 d22 d43 d64 d85 Every 3 weeks GR-MD-02 2 mg/kg (5 patients; completed) 4 mg/kg (3 patients; completed) 8 mg/kg (10 patients; underway) Pembrolizumab Imaging (CT/MRI/PET) Immune cells and markers

Clinical Results of GR-MD-02 plus Pembrolizumab (KEYTRUDA) Waterfall plot of best objective clinical response post treatment (RECIST 1.1) 18 * * Head and Neck CA Response rate of 62.5% in melanoma compares favorably to best response of KEYTRUDA alone of 33%

CT Scan Showing Resolution of a Large Intramuscular Melanoma Deposit Baseline Day 85 19

Multiple PET Scan Detected Melanoma Deposits Resolved 20 Baseline Day 169 Multiple tumors in legs All tumors resolved

Multiple PET Scan Detected Melanoma Deposits Resolved 21 Baseline Day 169 Multiple tumors throughout body (red arrows) All tumors resolved: normal contrast seen in heart, kidneys and bladder

GR-MD-02 in Combination Cancer Immunotherapy Many combination approaches are under investigation using marketed and experimental cancer immunotherapy drugs As a galectin-3 inhibitor, GR-MD-02 represents a novel mechanism of action, differentiated from the many other drugs that being tested Potentially important advantages in combination immunotherapy Enhancement of activity with multiple agents and tumors (pre-clinical) Potential novel and unique markers of anti-tumor activity Encouraging enhancement of tumor response in phase 1 study No increase adverse events when used in combination immunotherapy Cost of manufacture is relatively inexpensive compared to biologics Third patient cohort treated with GR-MD-02 8 mg/kg, which will enroll at least 10 additional patients, is well underway with results anticipated in mid-2018 22 Additional information on website

Developing Treatments Where Galectin-3 Protein is Implicated in Disease Clinical Phase Studies with Galectin-3 Inhibitor GR-MD-02 Primary Program is in NASH Cirrhosis Combination Cancer Immunotherapy Psoriasis and Atopic Dermatitis Small open label studies show clinically significant effect, demonstrating activity of drug in human disease

Activity of GR-MD-02: Moderate-to-Severe Plaque Psoriasis Psoriasis is immune-mediated chronic skin inflammation associated with NASH All 5 patients treated in Phase 2a open label trial showed improvement in disease activity by an average of 50% (one improved by 82%) Additional evidence that drug is effective in a human disease with increased galectin-3 24

25 Summary of Drug Development Program GR-MD-02 is a novel antigalectin-3 drug that can modulate the immune system and may improve multiple diseases NASH Cirrhosis is a major unmet medical need with a large potential market Galectin-3 is important in development of NASH cirrhosis NASH-CX trial is first and only positive phase 2 clinical data in target indication to date GR-0MD-02 was safe and well-tolerated and improved portal pressure, liver biopsy, and reduced development of varices GALT is competitively well positioned in the industry Combination cancer immunotherapy Galectin-3 important in cancer immunity with encouraging early clinical results Large opportunity to improve results of cancer immunotherapy Sufficient funding for operations into early 2019

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